Exhibit 99.1
Franklin Bank Corp. to Delay Filing its Annual Report on Form 10-K
HOUSTON, March 14 /PrimeNewswire-FirstCall/ — Franklin Bank Corp. (Nasdaq: FBTX; Amex: FBK-P) (“Franklin”) announced today that it will delay filing its Annual Report on Form 10-K for the year ended December 31, 2007.
In February 2008, Franklin’s Board of Directors learned of possible accounting, disclosure and other issues related to single-family residential mortgages and residential real estate owned that could affect Franklin’s 2007 financial statements. Upon learning of these matters, Franklin’s Audit Committee commenced an independent internal investigation into these issues with the assistance of independent legal and accounting advisors.
The Audit Committee’s investigation is not yet complete. Franklin and the Audit Committee are working diligently to complete the review and to finalize and file the Form 10-K as promptly as possible.
At this time, Franklin is unable to estimate the potential accounting effects that might result from the investigation. However, Franklin does not believe that the expected results of the investigation will affect the status of Franklin Bank, S.S.B., Franklin’s banking subsidiary, as a “well capitalized” institution under regulatory guidelines.
Corporate Overview
Franklin Bank Corp., headquartered in Houston, Texas, was formed in April 2002. Franklin’s common stock initiated trading on the NASDAQ in December 2003 under the ticker symbol FBTX. In May 2006, Franklin raised additional capital through a Preferred Stock offering that is now trading on the AMEX under the ticker symbol FBK-P.
Through its subsidiary, Franklin Bank S.S.B., Franklin offers a wide variety of commercial products that allows it to serve customers in communities, as well as on a national basis. Franklin Bank focuses on providing high-quality personalized service through its “trusted financial advisors” and strives to meet all of the financial needs of its customers. In addition to various deposit and loan products, Franklin Bank offers retail brokerage services. For more information, you can visit its website at http://www.bankfranklin.com. Franklin Bank is FDIC insured and an equal housing lender.
Forward Looking Statements
This announcement includes forward-looking statements. These forward-looking statements include comments with respect to the goals, objectives, expectations, strategies, and the results of the company’s operations and business. However, by their nature, these forward-looking statements involve numerous assumptions, uncertainties and opportunities, both general and specific. The risk exists that these statements may not be fulfilled. Franklin does not undertake, and hereby disclaims, any duty to update these forward-looking statements even though the situation and circumstances may change in the future. You are cautioned not to place undue reliance on these forward-looking statements as a number of factors could cause future results to differ materially from these statements.
Forward-looking statements may be influenced in particular by factors such as fluctuations in interest rates and stock indices, the effects of competition in the areas in which Franklin operates, and changes in economic, political, regulatory and technological conditions, including continuation for a prolonged period of current conditions in the housing, mortgage and credit markets. Other specific risks related to Franklin include the following: the results of the Audit Committee’s investigation referred to in this press release; potential inability to successfully implement its growth business strategy; the integration of businesses that may be acquired; Franklin’s limited operating history; the potential unavailability of external financing; reliance on brokered deposits; the geographic concentration of its business, commercial real estate and consumer loan portfolios, including a significant concentration in California; the potential unavailability of single family loans for bulk purchase; the portion of the single family loan portfolio that is less than one year old; fraud and negligence by loan applicants and others with whom Franklin does business; credit risk associated with smaller borrowers in its mortgage banker finance operation; the effect of changes in the extensive regulatory scheme to which the company is subject; the possibility that allowance for credit losses may be insufficient to cover actual losses; interruption in or breach of the information systems; the potential inability to obtain the third-party information services on which it relies; and environmental risks associated with foreclosure on real estate properties. Franklin cautions that the foregoing list is not exhaustive. Investors should carefully consider the aforementioned factors as well as other uncertainties and events.
Contact: Russell McCann at (713) 339-8999